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                                                                    EXHIBIT 3.2B


                       ACTION BY UNANIMOUS WRITTEN CONSENT

                          OF THE BOARD OF DIRECTORS OF

                                  SPECTRX, INC.

In accordance with Section 141 (f) of Delaware General Corporations Law and
Article III, Section 3.10 of the Bylaws of this corporation, the undersigned, constituting all of the directors of this corporation, hereby adopt the following resolutions effective as of July 28, 1998.

                             1. AMENDMENT OF BYLAWS

         RESOLVED: That the Bylaws are amended to increase the number of directors currently authorized to serve from four (4) to six (6) persons.

         RESOLVED FURTHER: That Mr. Earl R. Lewis be and hereby is elected to serve in one of the vacant positions on the Board of Directors of SpectRx, Inc. until the next annual meeting of stockholders of the corporation.

         This action may be signed in one or more parts each of which together should constitute one instrument.

                                         /s/ MARK A. SAMUELS
                                       -----------------------------------
                                       Mark A. Samuels

                                         /s/ KEITH D. IGNOTZ
                                       -----------------------------------
                                       Keith D. Ignotz

                                         /s/ CHARLES G. HADLEY
                                       -----------------------------------
                                       Charles G. Hadley

                                         /s/ JACK R. KELLY, JR.
                                       -----------------------------------
                                       Jack R. Kelly, Jr.